Exhibit 5.1

599 LEXINGTON AVENUE  |  NEW YORK  |  NY  |  10022-6069

WWW.SHEARMAN.COM  |  T +1.212.848.4000  |  F +1.212.848.7179

December 15, 2017

American Axle & Manufacturing, Inc.

One Dauch Drive

Detroit, Michigan 48211

American Axle & Manufacturing, Inc.
Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as counsel to American Axle & Manufacturing, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing by the Company of a registration statement on Form S-4 (the “Registration Statement”) with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the issuance of the Company’s (i) 6.250% Senior Notes due 2025 (the “2025 Exchange Notes”) and the full and unconditional guarantees, on a senior unsecured basis, as to the payment of principal and interest on the 2025 Exchange Notes (the “2025 Exchange Note Guarantees”) by each of the entities listed in the Registration Statement as guarantors (collectively, the “Guarantors”) and (ii) 6.500% Senior Notes due 2027 (the “2027 Exchange Notes” and together with the 2025 Exchange Notes, the “Exchange Notes”) and the full and unconditional guarantees, on a senior unsecured basis, as to the payment of principal and interest on the 2027 Exchange Notes (the “2027 Exchange Note Guarantees” and together with the 2025 Exchange Note Guarantees, the “Exchange Note Guarantees”) by each of the Guarantors.

Pursuant to the prospectus forming a part of the Registration Statement (the “Prospectus”), the Company is offering to exchange (the “Exchange Offers”) up to (i) $700,000,000 aggregate principal amount of 2025 Exchange Notes for a like amount of its outstanding 6.250% Senior Notes due 2025 issued on March 9, 2017 (the “2025 Restricted Notes”), which have not been registered under the Securities Act, and to exchange the 2025 Exchange Note Guarantees for the full and unconditional guarantees, on a senior unsecured basis, as to the payment of principal and interest on the 2025 Restricted Notes by the Guarantors and (ii) $500,000,000 aggregate principal amount of 2027 Exchange Notes for a like amount of its outstanding 6.500% Senior Notes due 2027 issued on March 9, 2017 (the “2027 Restricted Notes”), which have not been registered under the Securities Act, and to exchange the 2027 Exchange Note Guarantees for the full and unconditional guarantees, on a senior unsecured basis, as to the payment of principal and interest on the 2027 Restricted Notes by the Guarantors.

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The 2025 Exchange Notes, the 2025 Exchange Note Guarantees, the 2027 Exchange Notes and the 2027 Exchange Note Guarantees will be registered under the Securities Act as set forth in the Registration Statement and will be issued upon consummation of the Exchange Offers pursuant to the Indenture dated as of November 3, 2011, as supplemented by the First Supplemental Indenture dated as of March 23, 2017, and the Second Supplemental Indenture, dated as of May 17, 2017, by and among the Company, certain Guarantors and U.S. Bank National Association, as trustee (the “Trustee”) (as amended and supplemented, the “Indenture”).

In our capacity as counsel to the Company, we have reviewed originals or copies of the following documents:

(a)                                 The Indenture (including the Exchange Note Guarantees contained therein).

(b)                                 The Exchange Notes in global form to be executed by the Company.

The documents described in the foregoing clauses (a) and (b) are collectively referred to herein as the “Opinion Documents.”

We have also reviewed the following:

(a)                                 The Registration Statement.

(b)                                 The Prospectus.

(c)                                  The Registration Rights Agreement, dated as of March 23, 2017 by and among the Company, certain Guarantors and J.P. Morgan Securities LLC, as representative of the several initial purchasers named therein, relating to the 2025 Restricted Notes.

(d)                                 The Registration Rights Agreement, dated as of March 23, 2017, by and among the Company, certain Guarantors and J.P. Morgan Securities LLC, as representative of the several initial purchasers named therein, relating to the 2027 Restricted Notes.

(e)                                  Copies of the certificate of incorporation, articles of incorporation, certificate of formation, by-laws and operating agreement (as applicable) of each Guarantor named in Schedule A hereto under the heading “Covered Guarantors” (the “Covered Guarantors”), as amended through the date hereof.

(f)                                   Originals or copies of such other records of the Company and the Guarantors, certificates of public officials and officers of the Company and  the Guarantors and agreements and other documents as we have deemed necessary as a basis for the opinions expressed below.

In our review of the Opinion Documents and other documents, we have assumed:

(a)                                 The genuineness of all signatures.

(b)                                 The authenticity of the originals of the documents submitted to us.

(c)                                  The conformity to authentic originals of any documents submitted to us as copies.

(d)                                 As to matters of fact, the truthfulness of the representations made in the Opinion Documents and in certificates of public officials and officers of the Company and the Guarantors.

(e)                                  That each of the Opinion Documents is the legal, valid and binding obligation of each party thereto, other than the Covered Guarantors, enforceable against each such party in accordance with its terms.

(f)                                   That:

(i)                                     Each Guarantor other than the Covered Guarantors (each, a “Non-Covered Guarantor”) is an entity validly existing under the laws of the jurisdiction of its organization.

(ii)                                  Each Non-Covered Guarantor has power and authority (corporate or otherwise) to execute, deliver and perform, and has duly authorized, executed and delivered (except to the extent Generally Applicable Law (as defined below) is applicable to such execution and delivery), the Opinion Documents to which it is a party.

(iii)                               The execution, delivery and performance by the Company and each Guarantor of the Opinion Documents to which it is a party do not and will not:

(A)                               except with respect to the Company and each Covered Guarantor, contravene its certificate or articles of incorporation, by-laws or other organizational documents; or

(B)                               except with respect to Generally Applicable Law, violate any law, rule or regulation applicable to it.

(g)                                  That the execution, delivery and performance by the Company and each Guarantor of the Opinion Documents to which it is a party do not and will not result in any conflict with or breach of any agreement or document binding on it.

(h)                                 That, except with respect to Generally Applicable Law, no authorization, approval, consent or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery or performance by the Company and each Guarantor of any Opinion Document to which it is a party or, if any such authorization, approval, consent, action, notice or filing is required, it has been duly obtained, taken, given or made and is in full force and effect.

We have not independently established the validity of the foregoing assumptions.

“Generally Applicable Law” means the federal law of the United States of America, and the law of the State of New York (including in each case the rules or regulations promulgated thereunder or pursuant thereto), that a New York lawyer exercising customary professional diligence would reasonably be expected to recognize as being applicable to the Company, the Guarantors, the Opinion Documents or the transactions governed by the Opinion Documents, and for purposes of assumption paragraphs (f) and (h) above and our opinions in paragraphs 1 and 2 below, the General Corporation Law and the Limited Liability Company Act of the State of Delaware with respect to the Company and the Covered Guarantors.  Without limiting the generality of the foregoing definition of Generally Applicable Law, the term “Generally Applicable Law” does not include any law, rule or regulation that is applicable to the Company, the Guarantors, the Opinion Documents or such transactions solely because such law, rule or regulation is part of a regulatory regime applicable to any party to any of the Opinion Documents or any of its affiliates due to the specific assets or business of such party or such affiliate.

Based upon the foregoing and upon such other investigation as we have deemed necessary and subject to the qualifications set forth below, we are of the opinion that:

1.              The Exchange Notes have been duly authorized by the Company and when executed and delivered by the Company and authenticated by the Trustee in accordance with the terms of the Indenture, and when issued upon consummation of the Exchange Offers as set forth in the Registration Statement, the Exchange Notes will be the legal, valid and binding obligations of the Company.

2.              The Exchange Note Guarantees by the Covered Guarantors have been duly authorized by such Guarantors and when the Exchange Note Guarantees have been duly executed and delivered by the Company and the Covered Guarantors upon consummation of the Exchange Offers as set forth in the Registration Statement, the Exchange Note Guarantees will be the legal, valid and binding obligations of each Covered Guarantor.

Our opinions expressed above are subject to the following qualifications:

(a)                                 Our opinions are subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally (including without limitation all laws relating to fraudulent transfers).

(b)                                 Our opinions are also subject to the effect of general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law).

We understand that this opinion is to be used in connection with the Registration Statement. We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name in the Prospectus contained therein under the caption “Legal Matters.”  In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations promulgated thereunder.

Very truly yours,

/s/ Shearman & Sterling LLP

LLJ/RDG/AP

LN

SCHEDULE A

Covered Guarantors

Guarantor Name	Jurisdiction of Formation	Type of Entity
American Axle & Manufacturing Holdings, Inc.	Delaware	Corporation
AAM International Holdings, Inc.	Delaware	Corporation
Auburn Hills Manufacturing, Inc.	Delaware	Corporation
Oxford Forge, Inc.	Delaware	Corporation
Colfor Manufacturing, Inc.	Delaware	Corporation
Accugear, Inc.	Delaware	Corporation
Metaldyne Performance Group, Inc.	Delaware	Corporation
MPG Holdco I Inc.	Delaware	Corporation
Metaldyne BSM, LLC	Delaware	Limited Liability Company
Metaldyne M&A Bluffton, LLC	Delaware	Limited Liability Company
Metaldyne Powertrain Components, Inc.	Delaware	Corporation
Metaldyne Sintered Ridgway, LLC	Delaware	Limited Liability Company
Metaldyne SinterForged Products, LLC	Delaware	Limited Liability Company
Punchcraft Machining and Tooling, LLC	Delaware	Limited Liability Company
HHI FormTech, LLC	Delaware	Limited Liability Company
Jernberg Industries, LLC	Delaware	Limited Liability Company
Impact Forge Group, LLC	Delaware	Limited Liability Company
ASP HHI Holdings, Inc.	Delaware	Corporation
ASP HHI Intermediate Holdings, Inc.	Delaware	Corporation
ASP HHI Intermediate Holdings II, Inc.	Delaware	Corporation
ASP HHI Acquisition Co., Inc.	Delaware	Corporation
Forging Holdings, LLC	Delaware	Limited Liability Company
Hephaestus Holdings, LLC	Delaware	Limited Liability Company
HHI FormTech Holdings, LLC	Delaware	Limited Liability Company
HHI Forging, LLC	Delaware	Limited Liability Company
Gearing Holdings, LLC	Delaware	Limited Liability Company
Cloyes Gear Holdings, LLC	Delaware	Limited Liability Company

A-1

Guarantor Name	Jurisdiction of Formation	Type of Entity
Jernberg Holdings, LLC	Delaware	Limited Liability Company
Impact Forge Holdings, LLC	Delaware	Limited Liability Company
ASP MD Holdings, Inc.	Delaware	Corporation
ASP MD Intermediate Holdings, Inc.	Delaware	Corporation
ASP MD Intermediate Holdings II, Inc.	Delaware	Corporation
MD Investors Corporation	Delaware	Corporation
Metaldyne, LLC	Delaware	Limited Liability Company
Gear Design and Manufacturing, LLC	Delaware	Limited Liability Company
Grede LLC	Delaware	Limited Liability Company
Grede Holdings LLC	Delaware	Limited Liability Company
ASP Grede Intermediate Holdings LLC	Delaware	Limited Liability Company
GSC RIII - Grede LLC	Delaware	Limited Liability Company
Shop IV Subsidiary Investment (Grede), LLC	Delaware	Limited Liability Company
HHI Holdings, LLC	Delaware	Limited Liability Company
Grede II LLC	Delaware	Limited Liability Company
ASP Grede AcquisitionCo LLC	Delaware	Limited Liability Company

A-2